SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2004

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

240 Route 10 West
Whippany, New Jersey 07981
(973) 887-5300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 21, 2004, Suburban Propane Partners, L.P. (the "Partnership") issued a press release (the "Press Release") describing our Fiscal 2004 Fourth Quarter and Year End Financial Results and Distribution Declaration. A copy of the Press Release has been furnished as Exhibit 99.1 to this Current Report.

Within the Press Release, we reference certain non-GAAP financial measures; including earnings before interest, taxes, depreciation and amortization ("EBITDA"). Additionally, we discuss EBITDA, net income and net income per Common Unit, excluding the impact of unrealized (non-cash) gains and losses attributable to the mark-to-market activity on derivative instruments recorded in accordance with Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, SFAS No. 138 and SFAS No. 149.

We provide these non-GAAP financial measures because we believe that they assist the investment community in properly assessing our liquidity on a year-over-year basis. In addition, we believe that these non-GAAP financial measures provide useful information to investors and industry analysts to facilitate the comparison of cash flows between periods for purposes of evaluating our ability to meet our debt service obligations and to pay our quarterly distributions. Moreover, our senior note agreements and our revolving credit agreement require us to use EBITDA as a component in calculating our leverage and interest coverage ratios. A reconciliation of EBITDA to cash flow provided by operating activities (the most comparable GAAP measure) is presented in the Press Release furnished as Exhibit 99.1 to this Current Report.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On October 20, 2004, Suburban Propane, L.P. (the "Operating Partnership"), a subsidiary of the Partnership, completed the Third Amended and Restated Credit Agreement (the "Credit Agreement") which replaces the Second Amended and Restated Credit Agreement, increases the credit available to $150 million and expires on October 20, 2008. The Credit Agreement provides a $75 million revolving working capital facility, of which $15 million may be used to issue letters of credit, and a separate $75 million letter of credit facility. Borrowings under the Credit Agreement bear interest at a rate based upon either LIBOR or Wachovia National Bank's prime rate, plus, in each case, the applicable margin; or the Federal Funds rate plus 1/2 of 1%. An annual facility fee ranging from 0.375% to 0.50%, based upon certain financial tests, is payable quarterly whether or not borrowings occur. These fees and the other terms of the Credit Agreement are substantially the same as the terms under the Second Amended and Restated Credit Agreement, which provided a $75 million working capital facility and a $25 million acquisition facility. The Second Amended and Restated Credit Agreement would have expired in May 2006. In addition, in connection with this amendment, the Operating Partnership added additional financial institutions to the bank group supporting the Credit Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1	Press Release of Suburban Propane Partners, L.P. dated October 21, 2004, describing our Fiscal 2004 Fourth Quarter and Year End Financial Results and Distribution Declaration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 21, 2004	SUBURBAN PROPANE PARTNERS, L.P.
By: /s/ Janice G. Sokol
Name: Janice G. Sokol Title: Vice President, General Counsel and Secretary

EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release of Suburban Propane Partners, L.P. dated October 21, 2004, describing our Fiscal 2004 Fourth Quarter and Year End Financial Results and Distribution Declaration.